Exhibit 99.1

FOR IMMEDIATE RELEASE

American Home Mortgage Announces First Quarter Results

First Quarter Earnings are $0.54 per diluted share

Earnings guidance revised to $3.25 to $3.75 per diluted share

Earnings expected to gradually improve quarter over quarter through year-end

Dividend Policy reaffirmed

Melville, NY (April 30, 2007) – American Home Mortgage Investment Corp. (NYSE: AHM) announced today results for the quarter ended March 31, 2007.

FINANCIAL HIGHLIGHTS

Comparison of the Three Months Ended March 31, 2007 and 2006

•	Revenue for the first quarter of 2007 was $197.2 million, compared to revenue of $233.1 million for the first quarter of 2006, a decrease of 15.4%.

•	Net earnings for the first quarter of 2007 were $30.7 million, compared to net earnings of $54.5 million for the first quarter of 2006, a decrease of 43.7%.

•	Earnings per diluted share for the first quarter of 2007 were $0.54, compared to earnings per diluted share of $1.02 for the first quarter of 2006, a decrease of 47.1%.

•	Dividends declared per common share for the first quarter of 2007 were $1.12, compared to $0.91 for the first quarter of 2006, an increase of 23.1%.

•	Book value per common share was $21.68 at March 31, 2007, compared to book value per common share of $22.01 at March 31, 2006, a decrease of 1.5%.

Comparison of the Three Months Ended March 31, 2007 and December 31, 2006

•	Revenue for the first quarter of 2007 was $197.2 million, compared to revenue of $257.7 million for the fourth quarter of 2006, a decrease of 23.4%.

•	Net earnings for the first quarter of 2007 were $30.7 million, compared to net earnings of $64.7 million for the fourth quarter of 2006, a decrease of 52.6%.

•	Earnings per diluted share for the first quarter of 2007 were $0.54, compared to earnings per diluted share of $1.21 for the fourth quarter of 2006, a decrease of 55.4%.

•	Dividends declared per common share for the first quarter of 2007 were $1.12, compared to $1.06 for the fourth quarter of 2006, an increase of 5.7%.

•	Book value per common share was $21.68 at March 31, 2007, compared to book value per common share of $22.64 at December 31, 2006, a decrease of 4.2%.

Michael Strauss, American Home’s Chief Executive Officer commented, “As has been well publicized, the first quarter was a difficult period for mortgage lenders. Our company also found the first quarter to be challenging. During the quarter, a severe disruption in the secondary mortgage market caused the prices we received for our loan production to be far less than in previous quarters. Specifically, our company’s gain on sale margin excluding delinquency related charges was 1.09% during the first quarter compared to 1.52% during the fourth quarter of 2006. Also, during the first quarter our company set aside a record level of reserves for delinquency related charges including $60.5 million of reserving associated with our loans held for sale. This high level of reserving caused our gain on sale margin net of loans held for sale delinquency reserves to be 0.74% in the first quarter compared to 1.42% in the fourth quarter of 2006. Finally, during the first quarter our company experienced a loss in the value of the mortgage-backed securities and hedges in our mortgage holdings segment.

These factors caused our company’s first quarter income to be significantly reduced despite gains in net interest income stemming from improved portfolio and warehouse spreads and despite strong revenue from mortgage servicing.

While I am disappointed by our company’s results, our company will always be susceptible to significant disruptions in the secondary mortgage market. It does appear that the secondary market is stabilizing. During April, more loan buyers have been bidding to buy our loan pools. Additionally, spreads on some junior mortgage securities have retraced a portion of the sharp widening that occurred in March, junior mortgage securities are trading in a more orderly fashion, and the ABX index is off its lows. We will have to see how market conditions develop as the year progresses. For now, however, our company’s working assumption, which is incorporated into our earnings guidance, is that our gain on sale margins, excluding delinquency related charges, will continue near the low levels we experienced during the first quarter.

While our company remains susceptible to disruptions in the secondary mortgage market, we can and have taken actions to reduce our delinquency related charges. It is important to note that most of our company’s delinquency related expenses are not due to delinquency in our portfolio, but instead result from early payment defaults on loans sold that we were required to repurchase, or on loans we hold pending sale. Indeed, 87% of the first quarter’s delinquency related charges stem from our loans held for sale, not our portfolio. Moreover, the vast majority of our delinquent loans held for sale are due to our previously offering a particular type of product, namely stated income loans where a high portion of a home’s value is borrowed. These types of loans have accounted for approximately 15% of our loan production, but resulted in 73% of our delinquent loans held for sale at March 31, 2007.

Our company discontinued offering the high loan-to-value, stated income loans that resulted in the great majority of our delinquency related charges, generally in late February. As a result, our company is now in a “tail” period that will include repurchasing loans that were recently sold and are still inside the period in which our sale is subject to repurchase, which is usually three months. As the tail period winds down, our company’s delinquency related charges should begin to diminish.

During the first quarter, our company’s delinquency related charges were increased both due to reserving for new delinquencies and due to reserving because we increased the loss severity assumption for all delinquent loans held for sale. Increased severity assumptions are due to ongoing weakness in home prices and long home marketing periods. This change in assumptions is the reason first quarter delinquency related charges were disproportionately greater than increases to delinquent loans held for sale. During the first quarter, our company increased the loss severity assumption associated with our contingent reserve for repurchases.

One bright note for the first quarter and for April of 2007 is that our loan application volume remains reasonably strong despite our no longer offering those products that resulted in higher delinquency. Our application volume appears to be benefiting from reduced competition and strong demand for refinancing. Based on current application run rates, our 2007 loan production volume guidance of $68 billion to $74 billion remains unchanged.

During the first quarter, our company did achieve a record for loan production of $16.7 billion and for market share of 2.54%.

As described in the headline of this earnings release, our company is reducing its full year 2007 earnings guidance to $3.25 to $3.75 per share. The reduction assumes continued weakness in the secondary mortgage markets with little improvement in our company’s gain on sale margin. It also assumes a gradual reduction in delinquency related charges associated with selling and repurchasing those loan products our company has discontinued offering. Our projection is that our company’s earnings per share will increase sequentially with earnings in the second quarter exceeding those in the first quarter, and earnings in the third and fourth quarter continuing to modestly improve.

Our company is reaffirming its $0.70 per share per quarter dividend policy. Please note, however, that our company is only obligated to pay dividends upon dividends being declared by our Board of Directors, and that the dividend policy is subject to change at any time without prior notice.”

FIRST QUARTER RESULTS

During the first quarter, the Company adopted Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). As a result of the adoption of SFAS 159, the Company recorded a reduction to the January 1, 2007 opening balance of retained earnings and an offsetting decrease to other comprehensive loss of $54.5 million. The net effect of these two entries did not change the Company’s book value, but did reduce both retained earnings and other comprehensive loss by a like amount.

During the first quarter of 2007, the Company’s net interest income, plus the positive carry from interest rate swaps, was $64.3 million compared to $48.9 million in the fourth quarter of 2006. Of the $64.3 million, $19.0 million was from portfolio loans, $18.3 million was from mortgage-backed securities, $3.8 million was from swaps associated with mortgage-backed securities, $2.8 million was from American Home Bank, and $33.9 million was from loans in warehouse, reduced by $13.5 million of net interest expense on trust preferred securities, the financing of servicing assets, and other. By comparison, the components of the $48.9 million of net interest income, plus the positive carry from interest rate swaps, earned in the fourth quarter of 2006 were $12.4 million from portfolio loans, $14.7 million from mortgage-backed securities, $6.3 million from swaps associated with mortgage-backed securities, $0.6 million was from American Home Bank and $26.8 million from loans in warehouse, including loans held for investment pending securitization, reduced by $11.9 million of interest expense on trust preferred securities and the financing of servicing assets.

During the first quarter of 2007, portfolio loans earned a net interest margin of 1.56% and had an average balance of $4.9 billion, compared to a net interest margin of 1.42% and an average balance of $3.5 billion in the fourth quarter of 2006. During the first quarter, mortgage-backed securities had an average balance of $8.7 billion, earned a net interest margin on a stand-alone basis of 0.84%, and earned a net interest margin including income from associated swaps of 1.01%. By comparison, in the fourth quarter of 2006, mortgage-backed securities had an average balance of $9.2 billion, earned net interest margin on a stand-alone basis of 0.64%, and earned a net interest margin including income from associated swaps of 0.91%. In the first quarter, loans in warehouse, including loans held for investment pending securitization, had an average balance of $9.9 billion and earned a net interest margin of 1.37%. By comparison, during the fourth quarter of 2006, loans in warehouse, including loans held for investment pending securitization, had an average balance of $10.0 billion and earned a net interest margin of 1.08%.

During the first quarter, the Company’s provision expense associated with loans held for investment was $9.1 million, while its quarter-end allowance for loan loss balance was $16.6 million and its non-performing loans held for investment were $96.1 million. By comparison, for the fourth quarter of 2006, the Company’s provision expense was $6.7 million, while its quarter-end allowance for loan loss balance was $14.2 million and its non-performing loans held for investment were $82.4 million. Additionally, in the first quarter, the Company’s gain on sale was reduced by $60.5 million to account for additional reserving against the Company’s loans held for sale and additions to its contingent reserve for repurchases. At quarter-end, reserves associated with delinquent loans held for sale were $52.8 million, while non-performing loans held for sale were $242.9 million. By comparison, in the fourth quarter, additions to reserves charged to gain on sale were $14.5 million, reserves associated with loans held for sale were $22.0 million, and non-performing loans held for sale were $124.3 million.

Throughout the first quarter, the Company continued to pursue a strategy of matching the duration of its portfolio assets with the duration of its liabilities, net of hedges. At March 31, 2007, the composition of the Company’s loans held for investment and loans underlying its mortgage-backed securities was 43.7% 5/1 ARM loans, 28.7% short reset ARMs, 15.8% fixed rate loans, 5.1% 7/1 ARM loans, 1.9% 3/1 ARM loans, 1.4% HELOC and closed-end seconds, and 3.4% other ARM types. On March 31, 2007, the mortgage-backed securities portfolio’s duration, net of liabilities and hedges, was estimated to be 0.01 years and its projected average life was 2.27 years. The composition of the mortgage-backed securities portfolio by credit quality based on Standard & Poor’s ratings was 92.1% Agency and AAA, 5.0% AA, A, and BBB and 2.9% BB, B, and unrated.

During the first quarter, the Company’s loan originations were $16.7 billion compared to $15.5 billion in the fourth quarter of last year. During the first quarter, the Company sold $13.3 billion of loans to third parties, and retained $3.8 billion of loans at the end of the quarter which were marked to their fair value in accordance with FAS 159. These loans were carried on the Company’s books at quarter-end in part because of adverse market conditions in March. Most of these loans have been sold in April as a result of improved market conditions. During the first quarter, the Company’s gross gain on sale excluding reserving for delinquencies was $187.4 million equal to a gross gain on sale margin of 1.09% on loans sold or marked. By comparison, during last year’s fourth quarter, the Company sold $14.3 billion of loans to third parties for a gross gain on sale excluding reserving for delinquencies of $217.4 million equal to a gross gain on sale margin of 1.52%. The Company’s gain on sale net of additions to its reserves for delinquent loans held for sale of $71.2 million was $126.8 million in the first quarter compared to $202.9 million in the fourth quarter of 2006 which included additions to reserves for delinquent loans held for sale of $29.0 million.

During the first quarter of 2007, the Company’s loan origination expenses were $161.2 million, or 0.94% of loans sold, or 0.96% of loans originated, compared to $157.9 million, or 1.11% of loans sold including the increase in loans carried at fair value, or 1.02% of loans originated in the fourth quarter of 2006. The Company estimates that its national market share, based on Freddie Mac’s recent, revised estimate of national market size, was 2.54% in the first quarter compared to 2.21% in last year’s fourth quarter and 1.87% during the first quarter of 2006. At the end of the first quarter, the Company employed approximately 2,520 loan officers and account executives, including call center representatives, but excluding sales assistants, compared to approximately 2,450 on December 31, 2006.

During the first quarter of 2007, the Company’s servicing income and ancillary fees were $46.1 million gross, and $21.2 million net of $24.9 million of reduction of fair value due to realization of servicing cash flows. By comparison, during the fourth quarter of 2006, servicing income and ancillary fees were $47.3 million gross, and $18.4 million net of $28.9 million reduction of fair value due to realization of servicing cash flows. At the end of the first quarter, the principal amount of the loans underlying the Company’s servicing assets was $39.6 billion. By comparison, the amount of loans underlying the Company’s servicing assets at the end of last year’s fourth quarter was $38.5 billion. The principal amount of the servicing portfolio, including warehouse loans, was $50.4 billion at the end of the first quarter and $46.3 billion at the end of last year’s fourth quarter.

The Company’s total revenues in the first quarter of 2007 were $197.2 million. Of these revenues, $60.5 million was from net interest income, $126.8 million was from gain on mortgage loans including origination fees and net of hedges and additions to loss reserves, $46.1 million was from mortgage servicing fees, $3.8 million was from interest carry on free-standing swaps and $3.1 million was from other sources. Revenues were decreased by $24.9 million due to realization of servicing cash flows; $1.1 million due to a decrease in the value of servicing due to changes in assumptions net of hedges; $8.0 million due to realized and unrealized losses on mortgage-backed securities and derivatives held, net of hedges and $9.1 million due to provisioning for loan losses. During the first quarter, the Company’s expenses were $179.2 million, and the Company’s pre-tax income was $18.0 million. Also during the quarter, the Company’s tax benefit was $12.7 million. Consequently, net income for the quarter was $30.7 million while preferred dividends were $3.3 million and net income available to common stockholders was $27.4 million, resulting in earnings per diluted share of $0.54. Book value attributable to common stockholders at March 31, 2007 was $1.09 billion, or $21.68 per common share, compared to $1.14 billion, or $22.64 per common share, at December 31, 2006.

EARNINGS OUTLOOK

As described above, the Company is reducing its full year 2007 earnings guidance to $3.25 to $3.75 per share. The new guidance reflects an expectation that quarterly earnings will modestly increase sequentially throughout the year, with each successive quarter through the year coming in modestly ahead of the previous quarter.

Underlying the Company’s earnings guidance is the assumption that gain on sale margins will continue near the depressed levels of the first quarter through the balance of the year. Also underlying earnings guidance is the assumption that delinquency related charges on discontinued products will diminish gradually as the year progresses.

It is important to note that actual results, which are different than the assumptions, may prevent the Company from achieving its earnings guidance, and may instead result in losses. In addition, factors other than the assumptions listed herein may cause the Company to fail to achieve its earnings guidance and may result in losses as more fully described under Risk Factors in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission. In addition, investors should note that mortgage lending and mortgage investment have recently been adversely affected by a number of factors that have also affected the Company, and which are generally beyond the Company’s control. Any one or more of these factors may reduce the Company’s income or lead to losses. These factors include poor conditions for securitizing mortgage loans, reduced prices for mortgage loans, falling housing prices, reduced housing activity, rising mortgage delinquencies, downgrades of junior mortgage securities and the potential for additional laws and regulation. The Company cautions that investors should carefully consider each of these factors and should also carefully read each of the Risk Factors in the Company’s Annual Report.

DIVIDEND POLICY

Based on the Company’s projections for earnings and cash flow, the Company’s dividend policy of $0.70 per quarter or $2.80 on an annualized basis is being maintained. The Company’s dividend policy does not constitute an obligation to pay dividends, which only occurs when its Board of Directors declares a dividend. The dividend policy is subject to ongoing review by the Board of Directors based on, among other things, the Company’s business prospects, financial condition, earnings projections and cash flow projections, and the Board may, when it deems doing so is advisable, lower or eliminate the dividend without prior notice.

CONFERENCE CALL TODAY

American Home will hold an investor conference call today, April 30, 2007, at 10:30 a.m., Eastern Time, to discuss earnings. Interested parties may listen to the live conference call by visiting the investor relations section of American Home’s corporate website, www.americanhm.com. A replay of the online broadcast will be available on the site through May 14, 2007.

DIVIDEND REINVESTMENT & DIRECT STOCK PURCHASE AND SALE PLAN

American Home Mortgage Investment Corp. has established an Investors Choice Dividend Reinvestment & Direct Stock Purchase and Sale Plan for its shareholders. The plan offers affordable alternatives for buying and selling common stock of American Home Mortgage Investment Corp. Participants in the plan may also reinvest cash dividends and make periodic supplemental cash payments to purchase additional shares of the Company’s common stock. If you have additional questions or would like to enroll in the plan, please contact the plan administrator, American Stock Transfer & Trust Company, at 1-888-777-0319 (toll free) or visit their website at www.amstock.com.

ABOUT AMERICAN HOME

American Home Mortgage Investment Corp. is a mortgage real estate investment trust (“REIT”) focused on earning net interest income from self-originated loans and mortgage-backed securities, and, through its taxable subsidiaries, from originating and selling mortgage loans and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices and mortgage brokers as well as purchased from correspondent lenders, and are serviced at the Company’s Irving, Texas servicing center. For additional information, please visit the Company’s website at www.americanhm.com.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward looking statement. Words such as “look forward,” “will,” “anticipate,” “may,” “expect,” “plan,” “believe,” “intend,” “opportunity,” “potential,” and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home’s limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home’s operating results; American Home’s potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

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CONTACT:

Mary M. Feder

Vice President, Investor Relations

American Home Mortgage Investment Corp.

(631) 622-6469

mary.feder@americanhm.com

Financial Tables to Follow on Next Page

AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES

OPERATING STATISTICS

	As of and for the Three Months Ended
	March 31, 2007	March 31, 2006

Mortgage Holdings Segment (1):
Investment Portfolio Performance:
Average loans and mortgage-backed securities in portfolio ($ billions)	13.9	11.1
Interest income ($ millions)	222.7	154.9
Average portfolio yield	6.42%	5.60%

Interest expense ($ millions)	182.5	128.5
Average cost of funds and hedges	5.49%	4.96%

Net interest income ($ millions)	40.2	26.4
Net interest margin	1.16%	0.95%
Interest carry on free standing derivatives ($ millions)	3.8	3.9
Net interest income plus interest carry on free standing derivatives ($ millions)	44.0	30.3
Net interest margin including interest carry on free standing derivatives	1.27%	1.09%

Reconciliation of Changes in Mortgage Holdings (2):
Net change in securities ($ billions)	-1.8	-1.0
Additions to loans in portfolio ($ billions)	0.1	1.0
Principal repayments and other dispositions of loans in portfolio ($ billions)	-0.4	-0.2
Net additions to loans in portfolio ($ billions)	-0.3	0.8
Loans and securities held - end of period ($ billions)	13.6	13.9
Mortgage-backed securities period end duration gap (in years)	0.01	0.15

Loan Origination Segment:
Loan originations ($ billions) (3)	16.7	13.2
Refinance	61%	51%
ARM	40%	51%
Average mortgage loans, net ($ billions) (2)	9.9	9.6
Net interest income excluding trust preferred and other interest expense ($ millions)	33.9	28.0
Net interest margin excluding trust preferred and other interest expense	1.37%	1.17%
Trust preferred and other interest expense ($ millions)	7.8	4.7
Net interest income ($ millions)	26.1	23.3
Loan sales ($ billions)	13.3	13.5
Increase in loans carried at fair value ($ billions)	3.8	0.0

Gain on sales of loans before credit related charges ($ millions)	187.4	171.5
Reduction to gain on sales of loans for estimated credit losses ($ millions)	-60.6	0.4
Gain on sales of loans, net of credit related charges ($ millions)	126.8	171.9
Excess of fair value over carrying value of loans added to investment portfolio ($ millions)	0.7	14.0

Total ($ millions)	127.5	185.9

Gain on sales of loans before credit related charges	1.09%	1.27%
Reduction to gain on sales of loans for estimated credit losses	-0.35%	0.00%
Gain on sales of loans, net of credit related charges	0.74%	1.27%
Excess of fair value over carrying value of loans added to investment portfolio (% of principal)	0.48%	1.44%
Total (% of principal)	0.74%	1.28%
Applications accepted ($ billions)	29.3	20.8
Application pipeline ($ billions)	15.4	11.8

Loan Servicing Segment:
Loan servicing portfolio - total with warehouse ($ billions)	50.4	34.8
Loan servicing portfolio - loans sold or securitized ($ billions)	39.6	29.0
Interest expense ($ millions)	5.8	3.1
Weighted average note rate	7.30%	6.09%
Weighted average service fee	0.348%	0.329%
Average age (in months)	17	14

Notes:

(1)	Excludes loans held for investment pending securitization. Includes Banking segment.
(2)	Includes loans held for investment pending securitization.
(3)	Loan originations of $13.2 billion in the first quarter of 2006 exclude $559 million of loans purchased in the Waterfield acquisition.

AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES

OPERATING STATISTICS

	As of and for the Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006
Mortgage Holdings Segment (1):
Investment Portfolio Performance:
Average loans and mortgage-backed securities in portfolio ($ billions)	13.9	12.8	13.0	12.5	11.1
Interest income ($ millions)	222.7	194.6	195.6	181.3	154.9
Average portfolio yield	6.42%	6.08%	6.03%	5.82%	5.60%

Interest expense ($ millions)	182.5	166.8	167.2	153.2	128.5
Average cost of funds and hedges	5.49%	5.43%	5.37%	5.19%	4.96%

Net interest income ( $ millions)	40.2	27.8	28.4	28.1	26.4
Net interest margin	1.16%	0.87%	0.88%	0.90%	0.95%

Interest carry on free standing derivatives ( $ millions)	3.8	6.3	7.5	5.8	3.9
Net interest income plus interest carry on free standing derivatives ( $ millions)	44.0	34.1	35.9	33.9	30.3
Net interest margin including interest carry on free standing derivatives	1.27%	1.06%	1.11%	1.09%	1.09%

Reconciliation of Changes in Mortgage Holdings (2):
Net change in securities ( $ billions)	-1.8	0.3	-0.3	-0.3	-1.0
Additions to loans in portfolio ( $ billions)	0.1	1.0	0.9	1.2	1.0
Principal repayments and other dispositions of loans in portfolio ($ billions)	-0.4	-0.5	-0.4	-0.2	-0.2
Net additions to loans in portfolio ($ billions)	-0.3	0.5	0.5	1.0	0.8
Loans and securities held - end of period ($ billions)	13.6	15.6	14.8	14.6	13.9
Mortgage-backed securities period end duration gap (in years)	0.01	0.07	-0.12	0.10	0.15

Loan Origination Segment:
Loan originations ( $ billions) (3)	16.7	15.5	15.3	14.9	13.2
Refinance	61%	60%	54%	51%	51%
ARM	40%	51%	53%	55%	51%

Average mortgage loans, net ( $ billions) (2)	9.9	10.0	8.1	8.8	9.6
Net interest income excluding trust preferred and other interest expense ($ millions)	33.9	26.8	25.1	31.6	28.0
Net interest margin excluding trust preferred and other interest expense	1.37%	1.08%	1.24%	1.44%	1.17%
Trust preferred and other interest expense ( $ millions)	7.8	7.4	6.6	5.7	4.7
Net interest income ( $ millions)	26.1	19.4	18.5	25.9	23.3
Loan sales ($ billions)	13.3	14.3	14.3	13.9	13.5
Increase in loans carried at fair value ( $ billions)	3.8	0.0	0.0	0.0	0.0

Gain on sales of loans before credit related charges ($ millions)	187.4	217.4	213.4	227.4	171.5
Reduction to gain on sales of loans for estimated credit losses ( $ millions)	-60.6	-14.5	-2.8	-2.8	0.4
Gain on sales of loans, net of credit related charges ($ millions)	126.8	202.9	210.6	224.6	171.9
Excess of fair value over carrying value of loans added to investment portfolio ( $ millions)	0.7	8.7	15.6	18.8	14.0

Total ( $ millions)	127.5	211.6	226.2	243.4	185.9

Gain on sales of loans before credit related charges	1.09%	1.52%	1.49%	1.64%	1.27%
Reduction to gain on sales of loans for estimated credit losses	-0.35%	-0.10%	-0.02%	-0.02%	0.00%
Gain on sales of loans, net of credit related charges	0.74%	1.42%	1.47%	1.62%	1.27%
Excess of fair value over carrying value of loans added to investment portfolio (% of principal)	0.48%	0.82%	1.71%	1.49%	1.44%
Total (% of principal)	0.74%	1.38%	1.48%	1.61%	1.28%
Applications accepted ( $ billions)	29.3	23.1	23.4	22.1	20.8
Application pipeline ($ billions)	15.4	11.3	12.3	12.1	11.8

Loan Servicing Segment:
Loan servicing portfolio - total with warehouse ($ billions)	50.4	46.3	43.0	39.1	34.8
Loan servicing portfolio - loans sold or securitized ($ billions)	39.6	38.5	35.9	32.6	29.0
Interest expense ($ millions)	5.8	4.5	3.9	3.8	3.1
Weighted average note rate	7.30%	7.08%	6.77%	6.38%	6.09%
Weighted average service fee	0.348%	0.347%	0.339%	0.336%	0.329%
Average age (in months)	17	15	15	14	14

Notes:

(1)	Excludes loans held for investment pending securitization. Includes Banking segment.
(2)	Includes loans held for investment pending securitization.
(3)	Loan originations of $13.2 billion in the first quarter of 2006 exclude $559 million of loans purchased in the Waterfield acquisition.

AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2007	March 31, 2006

Net interest income:
Interest income	$394,277	$300,613
Interest expense	(333,738)	(254,035)

Net interest income	60,539	46,578

Provision for loan losses	(9,143)	(1,311)

Net interest income after provision for loan losses	51,396	45,267

Non-interest income:
Gain on sales of mortgage loans	126,817	171,907
(Loss) gain on securities and derivatives	(4,242)	8,465

Loan servicing fees	46,084	24,333
Change in fair value of mortgage servicing rights:
Due to realization of cash flows	(24,959)	(18,735)
Due to changes in valuation assumptions, net of hedge gain (loss)	(1,076)	114

Net loan servicing fees	20,049	5,712

Other non-interest income	3,221	1,769

Non-interest income	145,845	187,853

Non-interest expenses:
Salaries, commissions and benefits, net	107,871	99,267
Occupancy and equipment	21,306	17,970
Data processing and communications	5,377	7,126
Office supplies and expenses	4,851	4,332
Marketing and promotion	4,278	5,800
Travel and entertainment	7,797	6,753
Professional fees	6,904	5,331
Other	20,850	15,882

Non-interest expenses	179,234	162,461

Net income before income tax (benefit) expense	18,007	70,659

Income tax (benefit) expense	(12,675)	16,200

Net income	$30,682	$54,459

Dividends on preferred stock	3,305	3,305

Net income available to common shareholders	$27,377	$51,154

Per share data:
Basic	$0.55	$1.03
Diluted	$0.54	$1.02

Weighted average number of shares - basic	50,223	49,715
Weighted average number of shares - diluted	50,499	50,070

AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
Net interest income:
Interest income	$394,277	$364,810	$332,875	$330,196	$300,613
Interest expense	(333,738)	(322,134)	(289,878)	(279,992)	(254,035)

Net interest income	60,539	42,676	42,997	50,204	46,578

Provision for loan losses	(9,143)	(6,725)	(5,365)	(3,979)	(1,311)

Net interest income after provision for loan losses	51,396	35,951	37,632	46,225	45,267

Non-interest income:
Gain on sales of mortgage loans	126,817	202,884	210,621	224,594	171,907
(Loss) gain on securities and derivatives	(4,242)	(6,358)	10,899	(7,777)	8,465

Loan servicing fees	46,084	47,300	43,379	30,417	24,333
Change in fair value of mortgage servicing rights:
Due to realization of cash flows	(24,959)	(28,940)	(28,839)	(26,306)	(18,735)
Due to changes in valuation assumptions, net of hedge gain (loss)	(1,076)	3,920	(16,799)	7,476	114

Net loan servicing fees (loss)	20,049	22,280	(2,259)	11,587	5,712

Other non-interest income	3,221	2,902	2,018	2,125	1,769

Non-interest income	145,845	221,708	221,279	230,529	187,853

Non-interest expenses:
Salaries, commissions and benefits, net	107,871	105,908	105,676	103,157	99,267
Occupancy and equipment	21,306	20,396	19,228	19,763	17,970
Data processing and communications	5,377	6,346	5,700	6,733	7,126
Office supplies and expenses	4,851	4,324	5,346	5,145	4,332
Marketing and promotion	4,278	4,574	4,868	6,383	5,800
Travel and entertainment	7,797	8,966	7,798	7,793	6,753
Professional fees	6,904	7,902	6,076	5,013	5,331
Other	20,850	14,952	16,588	17,192	15,882

Non-interest expenses	179,234	173,368	171,280	171,179	162,461

Net income before income tax (benefit) expense	18,007	84,291	87,631	105,575	70,659

Income tax (benefit) expense	(12,675)	19,594	15,611	33,224	16,200

Net income	$30,682	$64,697	$72,020	$72,351	$54,459

Dividends on preferred stock	3,305	3,304	3,305	3,304	3,305

Net income available to common shareholders	$27,377	$61,393	$68,715	$69,047	$51,154

Per share data:
Basic	$0.55	$1.22	$1.37	$1.38	$1.03
Diluted	$0.54	$1.21	$1.36	$1.37	$1.02

Weighted average number of shares - basic	50,223	50,192	50,148	50,056	49,715
Weighted average number of shares - diluted	50,499	50,602	50,553	50,487	50,070

AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Assets:
Cash and cash equivalents	$836,860	$398,166	$298,079	$304,268	$572,591
Securities purchased under agreements to resell	58,675	—	—	—	—
Accounts receivable and servicing advances	316,673	432,418	350,965	342,244	327,586
Securities	7,557,886	9,308,032	8,957,546	9,299,343	9,580,974
Mortgage loans held for sale, net	955,451	1,523,737	1,365,595	1,243,702	1,589,613
Mortgage loans held for sale, at fair value	3,926,296	—	—	—	—
Mortgage loans held for investment, net	6,010,969	6,329,721	5,797,801	5,337,138	4,315,384
Derivative assets	22,718	32,142	26,323	139,397	102,267
Mortgage servicing rights, net	525,565	506,341	460,913	434,173	371,974
Premises and equipment, net	87,723	86,211	82,288	80,296	75,594
Goodwill	133,248	133,128	111,890	110,759	110,330
Other assets	121,871	79,089	52,927	34,279	30,697

Total assets	$20,553,935	$18,828,985	$17,504,327	$17,325,599	$17,077,010

Liabilities and Stockholders’ Equity:
Liabilities:
Warehouse lines of credit	$4,013,190	$1,304,541	$1,890,034	$1,476,958	$1,754,581
Commercial paper	1,696,256	1,273,965	1,283,858	888,476	1,073,630
Reverse repurchase agreements	6,727,505	8,571,459	7,232,503	8,939,786	8,899,050
Deposits	184,614	24,016	—	—	—
Collateralized debt obligations	4,719,376	4,854,801	3,484,873	3,724,878	2,905,199
Payable for securities purchased	595,277	289,716	1,221,105	—	215,114
Derivative liabilities	36,550	12,644	40,170	3,280	7,512
Trust preferred securities	336,616	336,078	282,340	252,780	204,018
Accrued expenses and other liabilities	396,109	361,923	392,334	367,358	401,769
Notes payable	531,867	417,467	317,161	337,700	330,714
Income taxes payable	92,831	112,089	95,808	80,529	51,016

Total liabilities	19,330,191	17,558,699	16,240,186	16,071,745	15,842,603

Stockholders’ Equity:

Preferred stock	134,040	134,040	134,040	134,040	134,040
Common stock	503	502	502	501	500
Additional paid-in capital	965,034	963,617	962,903	960,995	958,175
Retained earnings	173,900	257,283	245,473	227,450	206,512
Accumulated other comprehensive loss	(49,733)	(85,156)	(78,777)	(69,132)	(64,820)

Total stockholders’ equity	1,223,744	1,270,286	1,264,141	1,253,854	1,234,407

Total liabilities and stockholders’ equity	$20,553,935	$18,828,985	$17,504,327	$17,325,599	$17,077,010

Number of shares outstanding - preferred	5,600,000	5,600,000	5,600,000	5,600,000	5,600,000
Number of shares outstanding - common	50,273,878	50,195,499	50,182,257	50,107,214	50,004,965

AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS‘ EQUITY (Unaudited)

(In thousands)

	Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006
Preferred stock
Balance at end of period	$134,040	$134,040	$134,040	$134,040	$134,040

Common stock
Balance at beginning of period	$502	$502	$501	$500	$496
Issuance of common stock	1	—	1	1	4

Balance at end of period	$503	$502	$502	$501	$500

Additional paid-in capital
Balance at beginning of period	$963,617	$962,903	$960,995	$958,175	$947,512
Issuance of common stock	798	371	1,539	1,249	10,253
Stock-based employee compensation expense	322	241	37	373	410
Tax benefit for stock options exercised	297	102	332	1,198	—

Balance at end of period	$965,034	$963,617	$962,903	$960,995	$958,175

Retained earnings
Balance at beginning of period	$257,283	$245,473	$227,450	$206,512	$203,778
Cumulative-effect adjustment as of beginning of period (1) (2)	(54,453)	3,635	—	—	(2,917)
Net income	30,682	64,697	72,020	72,351	54,459
Dividends declared	(59,612)	(56,522)	(53,997)	(51,413)	(48,808)

Balance at end of period	$173,900	$257,283	$245,473	$227,450	$206,512

Other comprehensive loss
Balance at beginning of period	$(85,156)	$(78,777)	$(69,132)	$(64,820)	$(78,810)
Cumulative-effect adjustment as of beginning of period (1)	54,453	—	—	—	—
Unrealized (loss) gain on securities and derivatives	(19,030)	(6,379)	(9,645)	(4,312)	13,990

Balance at end of period	$(49,733)	$(85,156)	$(78,777)	$(69,132)	$(64,820)

Total stockholders’ equity	$1,223,744	$1,270,286	$1,264,141	$1,253,854	$1,234,407

Note:

(1)	Effective January 1, 2007, the Company adopted SFAS 159 and elected the fair value option to subsequently measure its securities.
(2)	Effective January 1, 2006, the Company adopted SFAS 156 and elected the fair value option to subsequently measure its MSRs.

AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006
Cash flows from operating activities:
Net income	$30,682	$64,697	$72,020	$72,351	$54,459
Adjustments to reconcile net income to net cash (used in) provided by operating activities :
Depreciation and amortization	5,637	5,003	4,275	5,014	3,953
Provision for loans held for investment	9,143	6,725	5,365	3,979	1,311
Provision for loans held for sale	60,543	14,471	2,836	2,812	(412)
Change in fair value of mortgage servicing rights	26,421	28,834	52,753	18,830	18,621
Accretion and amortization of mortgage-backed securities, net	3,801	4,845	4,696	2,006	2,331
Deferred cash flow hedge gain (loss ), net of amortization	8,323	(14,292)	5,509	10,509	3,909
Gain on sales of mortgage-backed securities and derivatives	(5,155)	(930)	(4,735)	—	—
Unrealized loss (gain) on mortgage-backed securities	14,073	10,890	(1,588)	14,591	3,090
Unrealized loss (gain) on free standing derivatives	3,431	(4,828)	20,629	(1,038)	(4,765)
Increase (decrease) in forward delivery contracts	13,174	(35,605)	42,315	(6,036)	(24,041)
Capitalized mortgage servicing rights on sold loans	(45,645)	(73,918)	(79,493)	(81,029)	(69,768)
(Increase) decrease in interest rate lock commitments	(8,904)	12,586	(5,069)	(4,447)	7,131
Fair value in excess of cost basis on mortgage loans held for sale, fair value	(44,831)	—	—	—	—
Cost basis adjustments on mortgage loans held for sale, fair value	(52,100)	—	—	—	—
Decrease (increase) in mortgage loan bas is adjustments	9,836	(4,917)	(10,125)	(2,156)	4,731
Excess tax benefits from share-based payment arrangements	(297)	(102)	(332)	(1,198)	—
Other	3,111	(1,450)	(569)	(633)	(198)
(Increase) decrease in operating assets :
Accounts receivable	118,178	(58,738)	2,740	(13,506)	6,829
Servicing advances	(2,433)	(22,038)	(11,461)	(1,152)	(3,281)
Other assets	11,210	8,281	(18,648)	(3,582)	(1,451)
Increase (decrease) in operating liabilities :
Accrued expenses and other liabilities	22,412	(42,808)	25,988	(32,977)	93,876
Income taxes payable	(18,961)	20,018	15,611	30,711	16,173

Origination of mortgage loans held for sale	(16,624,997)	(15,080,212)	(14,664,704)	(14,371,439)	(12,203,014)
Principal received from sales of mortgage loans held for sale	13,255,213	14,356,578	14,238,604	14,011,109	13,372,986
Additions to mortgage-backed securities and derivatives	(67,834)	—	—	—	—
Principal proceeds from sales of self-originated mortgage-backed securities	—	—	—	99,086	1,809,796
Cash received from residual assets in securitizations	4,188	14,710	16,785	20,947	27,353
Principal repayments of mortgage-backed securities	39,340	29,491	35,677	60,485	93,845

Net cash (used in) provided by operating activities	(3,232,441)	(762,709)	(250,921)	(166,763)	3,213,464

Cash flows from investing activities :
Purchases of premises and equipment	(7,149)	(8,708)	(6,267)	(9,716)	(10,765)
Origination of mortgage loans held for investment	(121,224)	(450,263)	(599,384)	(560,003)	(970,335)
Proceeds from repayments and dispositions of mortgage loans held for investment	425,385	464,332	446,199	240,403	137,545
Net increase in securities purchased under agreements to resell	(58,675)	—	—	—	—
Purchases of mortgage-backed securities	(1,452,021)	(1,423,115)	(1,666,650)	(461,125)	(1,389,336)
Principal proceeds from sales of purchased mortgage-backed securities	2,737,023	482,336	1,503,760	—	—
Principal repayments of purchased mortgage-backed securities	474,015	535,465	529,441	501,239	438,297
Net increase in investment in Federal Home Loan Bank stock, at cost	(713)	—	(54)	(108)	—
Acquisition of business	—	(14,108)	—	—	(550,077)

Net cash provided by (used in) investing activities	1,996,641	(414,061)	207,045	(289,310)	(2,344,671)

Cash flows from financing activities:
Increase (decrease) in warehouse lines of credit, net	2,708,649	(585,493)	413,076	(277,623)	(1,719,610)
(Decrease) increase in reverse repurchase agreements , net	(1,843,954)	1,338,956	(1,707,283)	40,736	(907,094)
Increase (decrease) in deposits	160,598	(6,673)	—	—	—
(Decrease) increase in collateralized debt obligations	(135,425)	1,369,928	(240,005)	819,679	1,847,293
Increase (decrease) in payable for securities purchased	305,561	(931,389)	1,221,105	(215,114)	(46,425)
Increase (decrease) in commercial paper, net	422,291	(9,893)	395,382	(185,154)	(5,549)
(Decrease) increase in drafts payable, net	(2,751)	4,063	(3,600)	(4,028)	(4,377)
Increase in trust preferred securities	538	53,738	29,560	48,762	330
Increase (decrease) in notes payable, net	114,400	97,306	(20,539)	6,986	11,405
Proceeds from issuance of common stock	802	211	1,068	1,127	652
Excess tax benefits from share-based payment arrangements	297	102	332	1,198	—
Dividends paid	(56,512)	(53,999)	(51,409)	(48,819)	(48,477)

Net cash provided by (used in) financing activities	1,674,494	1,276,857	37,687	187,750	(871,852)

Net increase (decrease) in cash and cash equivalents	438,694	100,087	(6,189)	(268,323)	(3,059)
Cash and cash equivalents, beginning of period	398,166	298,079	304,268	572,591	575,650

Cash and cash equivalents, end of period	$836,860	$398,166	$298,079	$304,268	$572,591

Supplemental disclosure of non-cash investing activities :
Net transfer of loans held for sale to loans held for investment	$10,135	$533,184	$307,431	$699,519	$—